EXHIBIT A

to the

AMERICAN FUNDS TARGET DATE RETIREMENT SERIES

Amended and Restated Investment Advisory and Service Agreement

Fund	Effective Date	Termination Date
American Funds 2070 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2065 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2060 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2055 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2050 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2045 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2040 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2035 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2030 Target Date Retirement Fund	May 1, 2025	April 30, 2026
American Funds 2025 Target Date Retirement Income Fund	May 1, 2025	April 30, 2026
American Funds 2020 Target Date Retirement Income Fund	May 1, 2025	April 30, 2026
American Funds 2015 Target Date Retirement Income Fund	May 1, 2025	April 30, 2026
American Funds 2010 Target Date Retirement Income Fund	May 1, 2025	April 30, 2026